UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2011

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois		60181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (630) 954-0400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 10, 2011, General Employment Enterprises, Inc. (the “Company”) held its 2011 annual meeting of stockholders (the “Meeting”) for the purpose of electing five directors of the Company, to vote on a non-binding advisory resolution to approve executive compensation and to vote on a non-binding advisory resolution to determine the frequency of the non-binding advisory vote on executive compensation.

The total number of votes cast in person or by proxy at the Meeting was 10,954,398.  Each director nominee was elected.  Set forth below are the results of the Meeting:

1.           Proposal 1: Election of Directors

NOMINEE	VOTES FOR	VOTES WITHHELD
DENNIS W. BAKER	10,853,901	100,497
HERBERT F. IMHOFF, JR.	10,842,996	111,402
CHARLES W. B. WARDELL III	10,853,901	100,497
THOMAS C. WILLIAMS	10,853,901	100,497
SALVATORE J. ZIZZA	10,853,801	100,597

2.           Proposal 2: Non-Binding Advisory Resolution to Approve Executive Compensation

VOTES FOR	VOTES AGAINST	ABSTAIN
10,742,079	201,153	11,166

3.           Proposal 3: Non-Binding Advisory Resolution to Determine the Frequency of the Non-Binding Advisory Vote on Executive Compensation

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
309,272	19,551	10,585,349	40,226

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC,

Dated: February 16, 2011	By:	/s/ James Harlan
	Name:	James Harlan
	Title:	Chief Financial Officer